SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No.  )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant §240.14a-12
ASTRONICS CORPORATION
(Name of Registrant as specified in its charter)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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ASTRONICS CORPORATION
130 Commerce Way
East Aurora, New York 14052
Dear Fellow Shareholders:
It is my pleasure to invite you to the 2022 Astronics Corporation Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m., Eastern Time, on Monday, May 23, 2022, at Astronics Luminescent Systems, Inc. at 4 Lucent Drive, Lebanon, New Hampshire 03766, USA. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the meeting.
The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our Annual Meeting.
The Board of Directors has fixed the close of business on April 4, 2022, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.
Please vote your shares as soon as possible. This is your Annual Meeting, and your participation is important.

Peter J. Gundermann
Chairman of the Board
East Aurora, New York
April 11, 2022

ASTRONICS CORPORATION
130 Commerce Way East Aurora, New York 14052
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DEAR SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Astronics Luminescent Systems, Inc. at 4 Lucent Drive, Lebanon, New Hampshire 03766, USA at 10:00 a.m. Eastern Time on Monday, May 23, 2022, to consider and act on the following:
•	To elect eight directors to hold office until the 2023 Annual Meeting and until their successors have been elected and qualified;
•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022; and
•	To act upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on Monday, April 4, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business Monday, April 4, 2022 will be entitled to vote at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. Further instructions are contained in the proxy card.
By Order of the Board of Directors

Julie M. Davis,
Secretary
East Aurora, New York
Dated: April 11, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2022:
The proxy materials and 2021 Annual Report to Shareholders are available at http://materials.proxyvote.com/046433 or may be requested by telephone at 1-800-579-1639.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2022
This Proxy Statement and the form of proxy are furnished to the shareholders of Astronics Corporation, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, May 23, 2022, at Astronics Luminescent Systems, Inc. at 4 Lucent Drive, Lebanon, New Hampshire 03766, USA at 10:00 a.m. Eastern Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview or telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that the Notice Regarding the Availability of Proxy Materials will be first sent to shareholders on or about April 11, 2022.
If the proxy is properly executed and returned, and the shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted (i) FOR the election of each of the nominees for director listed below, and (ii) FOR the proposal to ratify the appointment of the independent registered public accounting firm. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are properly presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.
VOTING SECURITIES
In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of Common Stock and Class B Stock combined entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the eight nominees receiving the most votes will be elected. Votes cast FOR the nominees will count as “yes votes” and WITHHOLD votes will be excluded entirely from the vote and will have no effect. A majority of the votes cast is required to approve the selection of the Company’s auditors. Votes may be cast FOR, AGAINST or ABSTAIN on the approval of these proposals. Abstentions are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.
Brokers may not vote your shares on any non-routine matter in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

INFORMATION CONCERNING THE ANNUAL MEETING
What matters will be voted on at the meeting?
At the meeting, shareholders will vote on two proposals and any other business properly brought before the meeting:
•	Election of nominees to serve on our Board of Directors; and
•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•	FOR each of the nominees named in this proxy statement; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.
Who is entitled to vote?
The Board of Directors has fixed the close of business on Monday, April 4, 2022 as the record date for determining the holders of Astronics Common Stock (“Common Stock”) and Astronics Class B Common Stock (“Class B Stock”) entitled to notice of and to vote at the Annual Meeting.
On April 4, 2022, Astronics Corporation had outstanding and entitled to vote at the meeting a total of 25,526,440 shares of Common Stock and 6,363,204 shares of Class B Common Stock.
Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to 10 votes on all matters to be brought before the meeting. The Common Stock and Class B Stock vote as a single class on all matters presented at the meeting.
How do I cast my vote if I am a shareholder of record?
You can cast your vote:
•	in person, by attending the Annual Meeting of Shareholders;
•	via the Internet, by visiting www.proxyvote.com and following the instructions provided; or
•	by mail, if you mark, sign and date the proxy card enclosed with this proxy statement and return it in the postage-paid envelope provided.

INFORMATION CONCERNING THE ANNUAL MEETING
How do I cast my vote if I am a beneficial owner of shares held in street name?
You can cast your vote:
•
in person, by first obtaining a voting instruction form issued in your name from your broker and bringing that voting instruction form to the meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date and valid identification;

•	via the Internet, by visiting www.proxyvote.com and following the instructions provided; or
•	by mail, if you mark, sign and date the voting instruction form and return it in the postage-paid envelope provided by your broker.
If I have given a proxy, can I revoke that proxy?
Your presence at the meeting will not in itself revoke any proxy you may have given. If your shares are held in your own name (i.e., you are the shareholder of record), you may revoke your proxy at any time (to the extent it has not already been voted at the meeting), but a revocation will not be effective until it is received. Your proxy will be revoked (to the extent it has not already been voted at the meeting):
•
if you give written notice of the revocation to Astronics Corporation Corporate Secretary, Julie Davis, 130 Commerce Way, East Aurora, NY 14052 or give electronic notice to Ms. Davis at Julie.Davis@astronics.com;

•	if you submit a properly signed proxy with a later date; or
•	by appearing at the meeting in person and stating that you revoke your proxy.
If your shares are held in street name through a broker, bank or other nominee for your benefit, you should contact that record holder to obtain instructions if you wish to revoke your vote before the meeting.
How will my proxy be voted?
If you are a registered holder and your proxy is properly executed, returned and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on a proposal, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted as follows:
•	Proposal 1: “FOR” the election of each of the nominees named in this proxy statement to serve on the Company’s Board of Directors;
•	Proposal 2: “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022; and
•	In the discretion of the proxies on other matters properly brought before the meeting.
If your shares are held in street name through a broker, bank or other nominee for your benefit and your voting instruction form is properly executed, returned and received before the meeting and is not revoked, it will be voted in accordance with your instructions. If you have not furnished voting instructions within a specified period before the meeting, under current National Association of Securities Dealers (“NASDAQ”) rules, brokerage firms and nominees that are members of the NASDAQ may vote their customers’ unvoted shares on “routine” matters but not on non-routine matters. Under the NASDAQ rules, routine matters include the ratification of the appointment of our independent registered public accounting firm but do not include the other proposals on the ballot.
The voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters. As of the date of this proxy statement, the Company does not know of any other matters that will be presented at the meeting.

MEETING
Who can attend the Annual Meeting?
All shareholders of Astronics Corporation who owned shares of record on April 4, 2022 may attend the meeting. If you want to vote in person and you hold Astronics Corporation common stock in street name (i.e. your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from your broker and bring that proxy card to the meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date, and valid identification. If you hold stock in street name and want to attend the meeting but not vote in person at the meeting, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date, and valid identification.

PROXY SUMMARY
ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
ENVIRONMENT
Environmental Approach
Astronics is committed to minimizing the impact of its activities on the environment. The Company maintains a variety of formal policies and procedures related to protection of the environment, energy conservation and waste management, as well as general business practices that are part of its culture. These policies and procedures are specific to each subsidiary. In most instances, these policies and practices are embedded in Astronics’ Employee Handbook. Employees must certify – in many cases annually -- that they have read and will comply with the Employee Handbook. In fact, Astronics’ PECO facility is a Zero Liquid Discharge facility.
In addition, when considering an acquisition or partnership, the Company embeds questions specific to the environment within its due diligence approach. These include claims, policies, certifications and procedures relative to environmental management. Astronics Corporation asks these in an effort to both promote positive environmental policies and practices as well as to minimize any risk when assessing the acquisition candidate.
While Astronics Corporation does not currently track environmental metrics on a company-wide basis, the Company recognizes the value and importance of reducing its impact on the global environment.
Certifications and Training
Astronics Connectivity Systems & Certification Corp. and Astronics Advanced Electronic Systems Corp. have processes that comply with the requirements of ISO-14001, the international standard for effective environmental management.
Most of the Company’s operations maintain formal programs that establish goals and measure progress towards those goals regarding reductions and disposal of hazardous substances, recycling and minimization of power consumption, among other efforts. In those operations that are not ISO-14001 compliant, Astronics meets or exceeds all applicable environmental laws and regulations by maintaining many initiatives and practices that reduce its impact on the environment. Some examples of such initiatives and practices include policies to reduce paper, policies to reduce single occupancy commuting, replacement of older, less-efficient lighting with energy efficient motion-based LED lighting, active waste recycling, water consumption reduction programs, and providing electric car recharging stations and bicycle storage at its largest operation.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. Specific certifications may be found at each subsidiary website: https://www.astronics.com/subsidiaries.
Vendor Code of Conduct
While Astronics Corporation does not have a separate vendor code of conduct, as part of its contracts, the Company Code of Conduct requires that its vendors adhere to the spirit of its Code of Ethics (see Social/Human Capital Management). In addition, language to this effect is often included in the Terms and Conditions portion of the Company’s contracts with suppliers and customers. When required as part of an agreement, Astronics Corporation has signed a customer’s Code of Conduct.

PROXY SUMMARY
Supply Chain
Astronics strives to maintain the integrity of its supply chain to the best of its ability. Astronics Corporation files Form SD Conflict Minerals Disclosure to be compliant with SEC regulations and, in many instances, the Company also is required to comply with government standards in evaluating and choosing suppliers. Each subsidiary works with its suppliers to determine if legal and regulatory requirements are met.
Conflict Minerals
Astronics will comply with all applicable conflict minerals regulations, including the US Securities and Exchange Commission’s Conflict Minerals Rule and the European Union’s Conflict Minerals Regulation.
Astronics’ Conflict Minerals Policy is to only use tin, tungsten, tantalum, or gold whose source can be traced to scrap/recycled materials or smelters and refiners that are conformant with the Responsible Minerals Initiative‘s (RMI) Responsible Minerals Assurance Process (RMAP). Astronics encourages the use of responsibly mined minerals from the Democratic Republic of the Congo and adjoining countries.
To ensure compliance with this policy, Astronics has put in place procedures that conform with the Five-Step Framework for Risk-Based Due Diligence as described in OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Astronics’ standard purchase order terms and conditions require our suppliers to adapt a conflict minerals policy similar to Astronics and to provide Astronics each year with an updated Conflict Minerals Reporting Template (CMRT), the industry-standard reporting form published by the RMI.
A copy of Astronics’ current Form SD may be found on its website at www.astronics.com/about/conflict-minerals.

SOCIAL / HUMAN CAPITAL MANAGEMENT
Human Capital Management and Corporate Culture
Astronics Corporation greatly values its employees and recognizes that, without them, the Company would not have achieved the success it has accomplished since inception. Astronics strives to provide a positive, supportive work culture with a clear global vision and a collaborative work style. The Company strongly believes that a focus on learning and supporting career development can lead to success. Astronics Corporation regularly earns “best employer” awards.
As it relates to customers, investors, suppliers and partners, the Company is dedicated to conducting business with integrity and responsibility for the greater good. Astronics Corporation promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. When considering an acquisition or partnership, the Company embeds questions specific to human capital management within its due diligence approach. These questions are in the areas of culture, equal employment opportunity, compliance with governing bodies, ethics, as well as employee benefits. Astronics Corporation asks these in an effort to ensure that the acquisition candidate is a positive cultural fit and to minimize any risk when assessing the acquisition candidate.
Relative to collective bargaining agreements, the Company has hourly production employees at PECO who are subject to collective bargaining agreements. Astronics Corporation considers its relations with all of its employees to be good.
The Board’s Role
Astronics Corporation’s Corporate Governance Guidelines outline expectations that the Board establish and promote policies that encourage a positive, supportive work culture. The Board recognizes that culture is critical to the long-term success of Astronics and its strategy. Therefore, the policies referenced herein apply to the Board as well as to relationships among and between the Board and employees.

PROXY SUMMARY
Voice of the Employee
The lifeblood of any organization is its employee base. Astronics relies on its individual subsidiaries to regularly gather employee feedback, using the method each subsidiary believes is most appropriate. In some instances that feedback is obtained through “Town Hall” formats; in other instances it is obtained through surveys. However the feedback is collected, the Company expects its managers to solicit and, where applicable, use employee feedback to improve its business practices and working environment.
Diversity and Inclusion
Astronics believes that diversity and inclusion is critical for the attraction and retention of top talent. The Company employs policies and procedures to recruit women and minority talent as well as policies to ensure pay equality. Astronics Corporation has an Equal Employment Opportunity Policy whereby the Company commits to providing equal employment opportunity for all qualified employees and applicants without regard to race, color, sex, sexual orientation, gender identity, religion, national origin, disability, veteran status, age, marital status, pregnancy, genetic information or other legally protected status. This policy is posted on the Astronics Corporation website at https://www.astronics.com/docs/default-source/atro-legal/careers/equal-employment-opportunity-policy.pdf.
Certifications and Training
The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer and Chief Financial Officer as well as all other directors, officers and employees of the Company. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.
Further, the Company has a policy on Combatting Human Trafficking to ensure that employees, agents and suppliers of the Company do not engage in human trafficking or human trafficking activities.
The Company’s explicit statement regarding not tolerating human trafficking can be found at https://investors.astronics.com/corporate-governance/governance-documents.
Each subsidiary is expected to conduct both government/regulatory mandated training as well as professional development training, depending upon that subsidiary’s areas of expertise. The Company requires all of its employees to certify that they have read and understood the Code of Ethics. Based upon the needs of, and regulations associated with, each of the Company’s businesses, Astronics Corporation requires training for both regulatory and corporate compliance purposes.
Safety and Health
Astronics is committed to the safety of its customers and its employees. Each Astronics operation maintains environmental, health and safety policies that seek to promote the operation of its businesses in a manner that is protective of the health and safety of the public and its employees. In fact, Astronics Luminescent Systems Inc. has received safety awards from the State of New Hampshire for working more than a year without a lost time accident.

PROXY SUMMARY
Astronics Corporation’s operations offer several health and welfare programs to employees to promote fitness and wellness and to encourage preventative healthcare. In addition, Astronics’ employees are offered a confidential employee assistance program that provides professional counseling to employees and their family members. Also, many of the Company’s operations offer greenspace for employees to use during their breaks.
Policies
It is Astronics’ intention to provide a safe, healthy working environment for its employees, to the extent possible. To achieve this, the Company has created the following policies, all of which are available publicly, as indicated, some of which are internal to the organization:
•	Code of Business Conduct and Ethics: https://www.astronics.com/about/corporate-responsibility
•	Statement on Human Trafficking: https://investors.astronics.com/corporate-governance/governance-documents
•	EEOC policy: https://www.astronics.com/docs/default-source/atro-legal/careers/equal-employment-opportunity-policy.pdf
•	Affirmative Action Policy: https://www.astronics.com/docs/default-source/atro-legal/careers/affirmative-action-policy.pdf?sfvrsn=5908a958_2
•	Drug-free workplace statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Improper conduct/discrimination/harassment statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Health and Safety statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Whistleblower (Reporting and Effect of Violations) statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
Additional documents and policies may be found at: https://investors.astronics.com/corporate-governance/governance-documents.
Benefits
Astronics offers a generous benefits program for its employees. The Company provides a drug-free work environment and requires drug screening of all candidates accepting employment.

PROXY SUMMARY
Awards
Astronics Corporation is proud to have received numerous awards, recognizing both product quality as well as the Company’s ability to provide an excellent work environment.
A few of these awards include: 2021 America by Design: People’s Choice Award; 2020 Crain’s List: Chicago’s Largest Research and Development Labs; 2019 GOOD DESIGN Award; APEX 2019 Best Cabin Innovation Award; General Atomics Supplier Excellence Award (2016, 2017, 2018);
Washington’s 100 Best Companies to Work For; Tech Briefs 2017 Product of the Year; Chicago’s 101 Best and Brightest Companies to Work For; Intel Supplier Continuous Quality Improvement; 2017 and 2018 Military & Aerospace Electronics Innovators Awards-Platinum; 2018 Global Technology Award; 2014-2021 Top Workplace Award-Orange County Register (eight consecutive years) and 2021 Top Workplace Manufacturing (National).
Voice of the Customer
Customer feedback is critically important to advancing initiatives and improving service levels. To accomplish this, the Company actively seeks customer feedback on an ongoing basis, relying upon each subsidiary to engage as that business sees fit. Customer feedback mechanisms employed by Astronics subsidiaries routinely include the use of customer “scorecards” as well as soliciting input through ongoing discussions.
Community Engagement
Astronics’ employees participate in numerous community engagement activities. Astronics supports and encourages its employees to be active and participate in local charitable activities and believes that the employee should choose to support the organization which means the most to her/him/them. The Company supports its employees at the subsidiary level, providing them with needed time off and, at times with matching donations, to engage with the charities of their choice. Those charities have included supporting local food banks and Marine Corps Toys for Tots. For more information, please click on each of the Company’s individual subsidiaries at https://www.astronics.com/careers.

GOVERNANCE
Corporate Responsibility
Astronics Corporation is dedicated to conducting business with integrity and responsibility for the greater good. The Company promotes honest and ethical conduct, compliance with applicable government regulations and accountability by all of its directors, officers and employees. The Company’s Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which, in conjunction with Board committee charters, form the framework for its governance and is applicable to its directors and all employees. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key policies as warranted. The Company will disclose on its website any amendment to its Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver is granted. Astronics Corporation’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board, to enhance the long-term value of Astronics Corporation for its shareholders. The Board of Directors stands in a fiduciary relation to the corporation and, in discharging these fiduciary duties, Directors shall act in a manner that they reasonably believe to be in the best long-term interests of the Company, in particular, the interests of the shareholders. The Board recognizes that the interests of the Company and its shareholders are advanced when they take into account the concerns of and the effect of any action upon employees, suppliers, customers, the communities in which operations are established, and other pertinent factors.

PROXY SUMMARY
Governance Highlights
Supermajority of independent directors
Independent Board Committees
Annual Board member election
Require double-trigger for equity acceleration upon a change in control
Maintain a competitive compensation package
Strong lead independent director role and responsibilities
Require stock ownership for the Board of Directors
Annual Board and Committee self-evaluations
Strategy and risk oversight by full Board
Board and Committees have the right to retain independent outside financial, legal or other advisors
Director “overboarding” limits
Regular executive sessions of independent directors
CEO succession plan
Policies and Charters
Astronics has several policies and charters to guide the conduct and action of the Company’s employees and Board of Directors. Some of the Company’s policies contain sensitive information and are not made public, such as our policies on Social Media and Cybersecurity. Website links for those that are available to the public follow as indicated:
•	Audit Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Compensation Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Nominating/Governance Committee Charter:
https://investors.astronics.com/corporate-governance/governance-documents
•	Corporate Governance Guidelines:
https://investors.astronics.com/corporate-governance/governance-documents
•	Political contributions statement: https://www.astronics.com/docs/default-source/atro-legal/code-of-ethics
•	Social media policy
•	Cybersecurity policy; compliant with NIST 800-171

PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2023
Election of Directors
Astronics Corporation’s By-Laws, as amended, provide that the Board of Directors shall be composed of not less than three nor more than nine persons, as determined by the Board of Directors. Currently, the Board includes nine members, elected at each Annual Meeting of shareholders and who serve for a term of one year or until their successors are duly elected and qualified.
Director Tonit M. Calaway will not stand for re-election at the Annual Meeting. As a result, there would be one vacancy on the Board following the Annual Meeting. However, the Nominating/ Governance Committee has recommended to the Board, and the Board has approved, a reduction in the size of the Board as of the Annual Meeting from nine members to eight members.
Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Raymond W. Boushie, Robert T. Brady, Jeffry D. Frisby, Peter J. Gundermann, Warren C. Johnson, Robert S. Keane, Neil Y. Kim and Mark Moran, each of whom has been previously elected by Astronics Corporation shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR NOMINEES
Included in the information below are current directors and/or director nominees of the Company who are presently serving, or have served during the preceding five years, on boards of directors of other publicly traded companies.
Raymond W. Boushie, 82
Compensation (Co-Chair) and Audit Committees; Director since 2005
Experience
Raymond W. Boushie retired in 2005 as President and Chief Executive Officer at Crane Co.’s Aerospace & Electronics segment, a position he had held since 1999. Previously he was President of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania. Mr. Boushie has over 40 years of Aerospace industry experience.
Skills and Qualifications
Mr. Boushie’s past experience as President and CEO of a leading aerospace and electronics business has provided him with extensive management experience within the same industry as Astronics Corporation. His more than 40 years in the aerospace industry provide the Company with institutional knowledge and context that is extremely valuable regarding long-term strategy. This also includes his experience as past Chairman of several important industry associations – General Managers Council, Manufacturers Alliance; General Aviation Manufacturers Association; and the Aerospace Industries Association. In addition, his financial qualifications and ongoing education make him a strong asset to the Audit Committee.
Robert T. Brady, 81
Lead Director; Audit (Chair) and Nominating/Governance Committees; Director since 1990
Experience
Robert T. Brady retired in January 2014 as the Chairman of the Board of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, motion and control systems for use in aerospace, defense, industrial and medical markets. Mr. Brady was Chief Executive Officer of Moog Inc. from 1988 to December 1, 2011, Chairman of the Board from 1996 until his retirement, and a director of Moog Inc. from 1984 until January 2014. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.
Other Public Board Memberships
Director, M&T Bank Corporation
Skills and Qualifications
Mr. Brady’s past experience as Chairman of Moog Inc. and as director of other public companies, provides Astronics Corporation with valuable insight into governance trends and metrics. Similarly, Mr. Brady’s former experience as CEO of Moog Inc. has provided him with extensive management experience within the same industry as Astronics Corporation. His institutional knowledge of the aerospace and defense industry provides helpful context in creating the Company’s long-term strategy. In addition, his financial qualifications and ongoing education make him a strong asset to the Audit Committee.

PROPOSAL 1: ELECTION OF DIRECTORS
Jeffry D. Frisby, 66
Director; Nominating/Governance (Chair) and Audit Committees; Director since 2016
Experience
Jeffry D. Frisby serves as the Executive Chairman of PCX Aerostructures, LLC, primarily a supplier of flight critical mechanical systems and assemblies, including rotor heads, landing gear and external fuel tanks. He was President and Chief Executive Officer of PCX Aerostructures, LLC from April 2017 until September 2021. Previously, Mr. Frisby was Chief Executive Officer of Triumph Group, Inc., a publicly traded company that is a global leader in manufacturing and overhauling aerospace structures, systems and components, from July 2012 until April 2015, and its President from July 2009 until April 2015. Mr. Frisby served as Triumph’s Chief Operating Officer from July 2009 to July 2012. Previously, he had been Group President of Triumph Aerospace Systems Group, a group of companies that design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems for the global aerospace original equipment manufacturers, from April 2003 to July 2009. He also held a variety of other positions within the Triumph Group as well as a predecessor group company, Frisby Aerospace, Inc. Mr. Frisby served as a Director of Triumph Group, Inc. from 2012 to April 2015. Mr. Frisby holds a B.S. in Business from Wake Forest University, Calloway School of Business. Mr. Frisby has over 40 years of Aerospace industry experience.
Other Public Company Board Memberships
Quaker Houghton
Skills and Qualifications
Mr. Frisby brings significant aerospace experience spanning nearly 40 years, in addition to deep executive leadership, M&A and manufacturing expertise from his service as President and CEO of PCX Aerostructures as well as Triumph Group, Inc. Other skills include accounting/finance, financial reporting, industrial marketing, organizational development, global organizations, strategic planning and corporate development. Mr. Frisby brings complementary experience in corporate governance, audit and compensation through his service on the boards of other public and private companies.
Peter J. Gundermann, 59
Chairman of the Board, Director, President and Chief Executive Officer of the Company; Director since 2001
Experience
Peter J. Gundermann has been a director of Astronics since 2001 and has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann was named Chairman of the Board in June 2019. Mr. Gundermann had previously served as the President of Astronics’ Aerospace and Defense subsidiaries since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.
Other Public Company Board Memberships
Moog Inc.
Skills and Qualifications
Mr. Gundermann brings his deep institutional knowledge of the aerospace industry and of Astronics Corporation based on his tenure with the Company of more than thirty years. During this time, he has gained experience in the areas of M&A, finance and accounting, manufacturing and logistics, strategy, product development, customer management, and public company processes.

PROPOSAL 1: ELECTION OF DIRECTORS
Warren C. Johnson, 62
Director, Compensation and Nominating/Governance Committees; Director since 2016
Experience
Warren C. Johnson served as President of the Aircraft Group for Moog Inc. from 2007 to 2016. Mr. Johnson was Vice President and General Manager of Moog’s Aircraft Group from 1999 to 2007 and prior to that served as Chief Engineer and Military Aircraft Product Line Manager of the Moog Aircraft Group. Mr. Johnson holds a B.S. and M.S. in Mechanical Engineering from The Ohio State University. In 2004, Mr. Johnson completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology.
Skills and Qualifications
Mr. Johnson brings noteworthy aerospace experience from his 33-year career at Moog Inc., a worldwide manufacturer of precision control components and systems, including leading Moog’s efforts to streamline aerospace product development cycle time and lean activities. His experience includes global operations as well as evaluating and integrating acquisition candidates.
Robert S. Keane, 59
Director, Compensation and Audit Committees; Director since 2019
Experience
Robert S. Keane has served as President and Chief Executive Officer of Cimpress plc since he founded Cimpress in January 1995 and as Chairman of Cimpress plc’s Board of Directors since November 2018. Mr. Keane previously served as Chairman of Cimpress’s former Management Board from September 2009 to November 2018 and as the Chairman of its Board of Directors from January 1995 to August 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, a former subsidiary of Astronics Corporation. Mr. Keane earned his B.A. in Economics from Harvard College and his MBA from INSEAD (France).
Other Public Company Board Memberships
Cimpress plc
Skills and Qualifications
Mr. Keane has extensive experience leading complex, global operations. He has a strong track record of growing successful companies both organically and by acquisition and is very experienced with public company processes. His previous experience with Astronics early in his career gives him a unique insight into the history and culture of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS
Neil Y. Kim, 63
Director, Compensation and Audit Committees; Director since 2016
Experience
Neil Kim served as Chief Technology Officer and Executive Vice President of Marvell Technology Group Ltd. from April 2017 until his retirement in May 2019. Prior to that, Mr. Kim served as Broadcom Corporation’s Executive Vice President of Operations and Central Engineering until 2016 and was responsible for the company’s global manufacturing including foundry operations, supply chain management and corporate procurement. Mr. Kim joined Broadcom in 2000 and held a variety of senior management positions including Senior Vice President and Vice President of Central Engineering, as well as Senior Vice President of Operations and Engineering. Prior to Broadcom, from 1993 to 2000, Mr. Kim held a variety of senior technical and management positions at Western Digital Corporation, a provider of products and services for storage devices. His roles included Vice President of Engineering, where he managed critical product development and technical transitions. Mr. Kim served on the board of the Global Semiconductor Association from 2009 to 2015. Mr. Kim is named as an inventor on 33 patents. He received a B.S. in Electrical Engineering from the University of California, Berkeley.
Other Public Company Board Memberships
Silicon Laboratories Inc.(1)
(1) Mr. Kim’s term as director of Silicon Laboratories Inc. expired in April 2017.
Skills and Qualifications
Mr. Kim brings deep expertise in global operations, supply chain and manufacturing, as well as executive leadership. In addition to his public and private company Board experience, Mr. Kim has significant experience working for and with global organizations and in identifying, executing and integrating acquisitions.
Mark Moran, 66
Director, Compensation and Nominating/Governance Committees; Director since 2018
Experience
Mark Moran served as the Chief Operations Officer of Continental Airlines prior to his retirement in 2012. He spent 17 years with Continental prior to its acquisition by United Airlines. During his tenure, which included eight years as the head of Operations, Continental grew to the fifth largest US airline with 2,600 daily flights to over 260 airports. Since his retirement from Continental, Mr. Moran has served as an independent aviation consultant to several multinational OEMs and Tier 1 suppliers to OEMs. Prior to Continental, Mr. Moran served ten years with USAir/ Piedmont, and before that, five years with Boeing Corporation. He is a graduate of Marquette University, where he earned a B.S. in Engineering.
Skills and Qualifications
Mr. Moran brings strong aerospace experience to the Astronics board due to his career in the commercial airline industry. His perspective as a customer is a unique contribution to our deliberations. The Company is increasingly involved with promoting its products directly to operators, and his in-depth knowledge of airline operations and priorities complements the perspectives of others in the group.

BOARD MATTERS
Board of Directors Independence
A majority of the Directors shall be independent, as that term is defined by applicable laws and regulations and in the NASDAQ listing standards. A Director will be considered independent only if the Board has affirmatively determined that the Director has no material relationship with Astronics, either directly or as a partner, shareholder or officer of an organization that has a relationship with Astronics that, based on the requirements of applicable laws and regulations and the NASDAQ listing standard, would impair his or her independent judgment. Not more than three individuals who fail to be determined to be independent Directors shall serve on the Board at any one time, provided, however, that this limitation on the number of non-independent directors shall not require a Director to resign or retire from the Board prior to the expiration of a term to which he or she was duly elected by the shareholders so long as the Board then has a majority of independent Directors.
The Board will annually review all commercial and charitable relationships of Directors to determine if there is a material relationship that would preclude the Board from making an affirmative determination that an individual Director is independent. To facilitate this review, each non-employee Director will annually provide information regarding the Director’s business and other relationships with Astronics, its affiliates and senior management to enable the Board to evaluate the Director’s independence. This determination will be disclosed in the proxy statement for Astronics Corporation’s Annual Meeting of shareholders.
The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. In addition, each member of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee is independent.
Board of Directors Ethics and Commitment
Directors shall possess the highest personal and professional ethics and integrity, and, in performance of their duties as directors, shall represent the long-term interests of the shareholders. The Board believes that its membership should reflect a diversity of experience, gender, race and ethnicity. Directors are selected on the basis of experience and personal capacities, including experience in industries similar to Astronics Corporation’s, managerial or other leadership experience; business acumen or particular expertise, business development experience, strategic capability, independence of judgment; familiarity with corporate governance, risk assessment and the responsibilities of directors; standing and reputation as a person of integrity; the potential contribution of each individual to the diversity of backgrounds, experience and competencies which the Nominating/Governance Committee desires to have represented and ability to work constructively with the CEO and the Board.
Directors must devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chairman if there is any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are expected to attend meetings of the Board and Committees of the Board on which they serve, except for good reason, and be prepared.
Board of Directors Meetings and Standing Committees
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All directors are expected to attend each meeting of the Board of Directors and the committees on which s/he serves, and are also invited, but not required, to attend the Annual Meeting. During the year ended December 31, 2021, the Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board of Directors held in 2021.

BOARD MATTERS
Mr. Gundermann attended the 2021 Annual Meeting, but due to the COVID-19 pandemic, Ms. Calaway and Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran did not attend. The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating/Governance Committee; and a Sustainability Committee. The Sustainability Committee was established in February 2022.
Audit Committee
The Audit Committee consists of Messrs. Brady (Chair), Boushie, Frisby, Keane and Kim, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that it has more than one “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee. Information regarding the functions performed by the Committee is set forth in the “Report of the Audit Committee” included in this proxy statement. The Audit Committee held six meetings in 2021. Each member of the Audit Committee attended at least
75% of the meetings of the Audit Committee held in 2021 except for Mr. Boushie who attended 67% of the meetings. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Audit Committee will consist of Messrs. Brady (Chair), Boushie, Frisby and Kim.
Compensation Committee
The Compensation Committee consists of Ms. Calaway (current Chair), and Messrs. Boushie, Johnson, Keane, Kim and Moran, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. The Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry in which the Company competes for employees.
The Compensation Committee held seven meetings in 2021. Each of the Compensation Committee members attended at least 75% of the meetings of the Compensation Committee held in 2021 except for Mr. Boushie who attended 71% of the meetings. The Compensation Committee is governed by a written charter approved by the Board of Directors that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Compensation Committee will consist of Messrs. Kim (Chair), Boushie, Keane and Moran.
Nominating/Governance Committee
The Nominating/Governance Committee consists of Mr. Frisby (Chair), Ms. Calaway, and Messrs. Brady, Johnson and Moran, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors.
In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates.
Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information

BOARD MATTERS
gathered in this process, the Nominating/Governance Committee determines which nominees to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation.
The Nominating/Governance Committee held two meetings in 2021. Each of the members of the Nominating/Governance Committee attended at least 75% of the meetings held in
2021. The Nominating/Governance Committee is governed by a written charter that is posted on the “Corporate Governance” section of the Company’s website at https://investors.astronics.com/corporate-governance.
Effective as of the date of the Annual Meeting, the Nominating/Governance Committee will consist of Messrs. Moran (Chair), Johnson and Keane.
Sustainability Committee
In February 2022, the Board of Directors determined to establish a Sustainability Committee. Effective as of the date of the Annual Meeting, the Sustainability Committee will consist of Messrs. Frisby (Chair), Brady and Johnson. A charter for the Sustainability Committee has not yet been adopted, though it is anticipated that it will be adopted in the coming months. The Sustainability Committee did not hold any meetings in 2021 as it had not yet been established.
Executive Sessions of the Board
Non-management directors meet regularly in executive sessions. Non-management directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors except Mr. Gundermann.
An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors, the Lead Director or the non-management directors.
Role of the Lead Director
In addition to the Chairman, the Board has a Lead Director. Mr. Brady has served in this role since February 2020. The principal role of the Lead Director is to serve as liaison between the Chairman and CEO and the Directors. The specific responsibilities of the Lead Director are, among others, to:
(i) collaborate with the Chairman and CEO to ensure the appropriate flow of information to the Board;
(ii) consult with the Chairman and CEO regarding Board agenda items;
(iii) coordinate and develop the agenda for and preside at sessions of the Board’s independent Directors, and as appropriate, communicate to the Chairman and CEO the substance of the discussions;
(iv) in the absence of the Chairman, act as Chair of meetings of the Board;
(v) recommend, when necessary, special meetings of the Board; and
(vi) act as principal liaison between the Directors and the Chairman and CEO on sensitive issues.
The agenda for each Board meeting shall be established by the Chairman and the Lead Director, and any Director may request items to be included on the agenda. Ample time is scheduled for each Board meeting to assure full discussion of important matters whether included on the agenda or not. Agendas always include financial and operating reports in addition to other reports, such as business unit and subject matter presentations, that could enhance a Director’s perspective and knowledge on various matters. Agenda and meeting materials are distributed in advance of Board and Committee meetings, and each Director has a duty to review the materials prior to the meeting.
Board Refreshment and Experience
The Board is committed to continuous improvement and employs a rigorous process to ensure that the composition of the Board is diverse, balanced and aligned with the evolving needs of the Company. The Board assesses the diversity of the directors’ experience, expertise, perspective, tenure and age, among other attributes, to ensure it has an appropriate mix of skills and experience to fulfill its oversight obligations.

BOARD MATTERS
The Board also considers the Company’s long-term strategy when evaluating which specific skills and experience are required and weighs those skills when evaluating the current and potential directors. As part of the evaluation of the directors’ skills and experience, the Board reviews a director skillset chart which identifies expertise, experience and other characteristics that contribute to an effective and well- functioning board. The skills and qualifications for each current Director may be found on pages 12 to 15.
Annual Board Evaluation Process
The Board and each of the Committees shall perform annual self-evaluations. The Nominating/Governance Committee will develop and conduct the Board evaluation and will ensure that each Committee of the Board conducts its own self- evaluation. The Board of Directors then reviews this feedback and makes improvements, as necessary.
Limit on Other Directorships
Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Astronics Board, and other Directors should not serve on more than four other boards of public companies in addition to the Astronics Board. Membership on more public company boards by a director for exceptional reasons requires approval by the Nominating/Governance Committee or its chairperson. Directors are expected to notify the Nominating/Governance Committee in writing before accepting election or appointment to any public company board on which they did not serve when appointed to the Astronics Board.
The Board does not believe that arbitrary term limits on Directors’ service are appropriate nor does it believe that Directors should expect to be renominated annually. The Board self-evaluation process noted below will be an important determinant for Board tenure.
Board Interaction with Shareholders
Although the Company does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.
The Board believes that management should speak for the corporation. Accordingly, each Director will refer all inquiries from shareholders, analysts, the press or customers to the CEO.
Proxy Access
A shareholder entitled to vote in the election of Directors, may nominate a candidate for the Board of Directors only if written notice of the shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and received by the corporation (a) with respect to an election to be held at an Annual Meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting (or, if the date of the Annual Meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the corporation mails or otherwise give notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders of the corporation.
Each shareholder’s notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to

BOARD MATTERS
nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such person to serve as a director. No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors or a committee designated by the Board of Directors.
Board Evaluation and Oversight of Risk
The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is to understand the specific risks the Company faces and what mitigating steps are being taken, while balancing what is an appropriate level of risk for the Company. The involvement of the full Board of Directors in setting business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. On a regular basis, senior leaders are invited to present to the Board of Directors on each business. These presentations include opportunities as well as risks and mitigating actions. On an ongoing basis, the Company relies on its business leaders to identify and mitigate risks wherever possible.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting, as well as compliance risk. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Company maintains a Cybersecurity policy as well as Complaint procedures for accounting and auditing matters (“Whistleblower”), the latter of which may be found on the Corporate Governance section of the Company’s website. The Company conducts regular periodic training of its employees as to the protection of sensitive information which includes security awareness training intended to prevent the success of “phishing” attacks.
Board Leadership Structure and Size
At present, the Board has determined that combining the roles of the Chief Executive Officer and Chairman is in the best interests of the corporation. In addition to the Chairman, the Board has a Lead Director. The Board should be free to reconsider that determination in the future. It is the sense of the Board that a size of 7 to 9 members is about right for the corporation in light of its size and complexity of its business. The Board proposes a slate of nominees to the shareholders for election to the Board. Shareholders may propose nominees for consideration by the Nominating/Governance Committee by submitting the names and supporting information according to the deadlines set forth in the corporation’s proxy statement for its most recent Annual Meeting to: Secretary, Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. Between annual shareholder meetings, the Board may elect Directors to fill vacancies to serve until the next Annual Meeting.
CEO Succession
The Board shall plan for the succession of the CEO. To assist the Board, the CEO will present an annual succession planning summary to the Board and will advise the Board of his recommendations and evaluations of potential successors. The Compensation Committee will assure assessment and feedback by the Board of Directors to the CEO on the strategic leadership, development, and internal and external representation of the Company.
The Board believes that the primary and most constructive interaction with management is through the normal process of scheduled Board and Committee meetings, whether they be on

BOARD MATTERS
regular business or special matters, at which any discussions can best be informed by the collective and varied knowledge and experience of Directors and management. The Board also recognizes, however, that matters of integrity and corporate conduct, were they to arise, may call for direct access to senior management. As is judicious under these circumstances, independent Directors are free to contact executive officers and other senior managers of the corporation without senior corporate management present. As noted above in the Board Evaluation and Oversight of Risk discussion, senior leaders are invited on a regular basis to present to the Board of Directors on each business. In this manner, the Board becomes familiar with leadership beyond the office of the CEO and CFO.
Directors’ and Officers’ Indemnification Insurance
The Company has in place Directors’ and Officers’ Liability Insurance policies written by the Chubb Group, Zurich, C.N.A., AWAC, AIG and AXA XL for a twelve-month term expiring July 1, 2022. The twelve-month premium was $816,500. The policies have limits of $55 million in the aggregate and provide indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.
The Company also has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements provide that the director or officer will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.
Board Composition and Diversity
The Nominating/Governance Committee is responsible for developing the general criteria, subject to approval of the Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating/Governance Committee periodically reviews the appropriate skills and characteristics required of the Board members in the context of the current composition of the Board. The Nominating/Governance Committee, in recommending candidates to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Nominating/Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors. In identifying candidates for director, the Board of Directors takes into account:
(i)
the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members;

(ii)	the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition;
(iii)	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and
(iv)	all other factors it considers appropriate.
The Board of Directors believes that ethnic and gender diversity are important considerations when evaluating Director candidates along with such factors as background, skills, experience and expertise. At present, 11% of the Board is diverse with respect to gender and 22% of the Board is diverse with respect to race/ethnicity. Ms. Calaway is diverse with respect to gender and race/ethnicity and Mr. Kim is diverse with respect to race/ethnicity. The Company will continue to consider all of these factors when proposing future candidates for the Board.
With respect to the current slate of Directors, the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth elsewhere in this proxy statement. In particular, with regard to Messrs. Boushie, Brady, Frisby, Johnson, and Moran, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. With regard to Messrs. Kim and Keane, the Board of Directors considered their technical knowledge, significant mergers and acquisition experience, and expertise with complex, multinational organizations. The Board of Directors also considered the more than thirty years of experience with the Company represented by Mr. Gundermann, the Company’s Chairman of the Board and Chief Executive Officer.

BOARD MATTERS
Board Diversity Matrix as of April 11, 2022
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
COMPENSATION OF DIRECTORS
The following table sets forth the cash compensation as well as certain other compensation of the Company’s directors for the year ended December 31, 2021:
Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(4)	Total
Raymond W. Boushie(1)	$75,000	$110,025	$185,025
Robert T. Brady(1)	$75,000	$110,025	$185,025
Tonit M. Calaway(1) (2)	$75,000	$110,025	$185,025
Jeffry D. Frisby(1)	$75,000	$110,025	$185,025
Peter J. Gundermann(3)	—	—	—
Warren C. Johnson(1)	$75,000	$110,025	$185,025
Robert S. Keane(1)	$75,000	$110,025	$185,025
Neil Kim(1)	$75,000	$110,025	$185,025
Mark Moran(1)	$75,000	$110,025	$185,025
(1)
In 2021, Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 6,750 Restricted Stock Units under the 2017 Long Term Incentive Plan. Each Restricted Stock Unit represents the right to receive, at settlement, one share of Common Stock. The Restricted Stock Units issued to Ms. Calaway and Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 26, 2021, on which date Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were issued 6,750 shares of Common Stock. At December 31, 2021, Messrs. Boushie, Brady, Frisby, Johnson and Kim had options to purchase 23,000; 23,000; 8,000; 8,000 and 8,000 shares of Common Stock, respectively, and 13,829; 13,829; 1,200; 1,200 and 1,200 shares of Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant. As of December 31, 2021, Ms. Calaway, Mr. Keane and Mr. Moran did not have any options to purchase shares of Common Stock or Class B Stock.

(2)	Ms. Calaway’s term as director will expire on the date of the Annual Meeting.
(3)	Mr. Gundermann receives no separate compensation as a director of the Company.
(4)
The total fair value of the award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements as described in Note 16 to the audited financial statements in Astronics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. The amounts do not reflect the actual amounts realized by the director.

Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any member of the Compensation Committee or any of the Company’s executive officers and any member of any other company’s board of directors or compensation committee (or equivalent).
No member of the Compensation Committee was, during 2021 or prior thereto, an officer or employee of the Company or any of its subsidiaries.

BOARD MATTERS
Board of Directors Stock Ownership Requirement
The Board believes that, in order to align the interests of the Directors and shareholders, Directors should have a significant financial stake in the Company. The Corporate Governance Guidelines adopted by the Board in December 2019, as amended on February 26, 2021, provide that within four years of joining the Board or within four years of adoption of the
Guidelines, whichever is later, each non-employee Director is expected to accumulate and maintain ownership of at least the number of shares equal to 400% of the annual cash retainer for the applicable calendar year, divided by the average of the closing price of a share of Astronics Corporation Common Stock for the previous calendar year.
Equity Awards
The Company’s 2017 Long Term Incentive Plan authorizes it to grant stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonuses to non-employee directors of the Company. The Nominating/Governance Committee makes recommendations to the full Board as to equity grants for directors and awards are granted by the Board. The Nominating/Governance Committee reviews and approves equity awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations. On February 26, 2021, Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were awarded 6,750 Restricted Stock Units. Each Restricted Stock Unit represents the right to receive, at settlement, one share of Common Stock.
The Restricted Stock Units issued to Ms. Calaway and Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran vested in full six months from the grant date on August 26, 2021, on which date Ms. Calaway and each of Messrs. Boushie, Brady, Frisby, Johnson, Keane, Kim and Moran were issued 6,750 shares of Common Stock.
The non-employee directors as a class currently hold 1.3% of the Common Stock and 13.5% of the Class B Stock of the Company. We believe this aligns management’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 44.

BOARD MATTERS
Executive Officers
The executive officers of the Company, their ages, their positions and offices with the Company, and the date each assumed office with the Company, are as follows:
Name and Age of Executive Officer	Positions and Offices with Astronics	Year First Elected Officer
Peter J. Gundermann, Age 59	Chairman, President, Chief Executive Officer and Director of the Company	2001
David C. Burney, Age 59	Executive Vice President – Finance, Chief Financial Officer and Treasurer of the Company	2003
James S. Kramer, Age 58	Executive Vice President of the Company; President of Luminescent Systems, Inc. and Astronics DME LLC	2010
Michael C. Kuehn, Age 61	Executive Vice President of the Company; President of Astronics Connectivity Systems & Certification Corp., Armstrong Aerospace, Inc. and Astronics Aerosat Corporation	2017
James F. Mulato, Age 61	Executive Vice President of the Company; President of Astronics Test Systems, Inc.	2014
Mark A. Peabody, Age 63	Executive Vice President of the Company; President of the Aerospace Segment of the Company	2010
The principal occupation and employment for Messrs. Gundermann, Burney, Kramer, Mulato and Peabody for the past five years has been with the Company in their respective current roles.
Mr. Kuehn and Mr. Mulato became Executive Vice Presidents of the Company on January 1, 2019.
Mr. Kuehn has been the President of Astronics Connectivity Systems & Certification Corp. since its acquisition by the
Company in 2017. Prior to acquisition, Mr. Kuehn ran that business as President of Telefonix, Incorporated for eight years. Mr. Kuehn has also served as President of Armstrong Aerospace, Inc. since 2018 and President of Astronics Aerosat Corporation since 2021. Mr. Kuehn earned his undergraduate degree from Lewis University and is currently pursuing a graduate degree from Lewis as well.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2022.
The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of Astronics Corporation for 2022. All services provided on the Company’s behalf by Ernst & Young LLP during 2021 and
2020 were approved in advance by the Audit Committee. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees. The following table sets forth the fees billed to the Company for the last two years by the Company’s independent auditors, Ernst & Young LLP:
	2021	2020
Audit	$1,336,125	$1,350,000
Audit-related	—	—
Tax	$89,065	$40,300
All Other	$6,167	$5,638
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 YEAR.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is comprised of the directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the NASDAQ Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that it has more than one “audit committee financial expert” as defined under federal securities laws serving on its Audit Committee.
The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.
The Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the year ended December 31, 2021. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2021, filed with the Securities and Exchange Commission.
April 11, 2022	Robert T. Brady, Chairman Raymond W. Boushie Jeffry D. Frisby Robert S. Keane Neil Kim
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of Audit Committee of Astronics Corporation shall not be incorporated by reference into any future filing under the
Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing long-term growth of shareholder value.
The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, cash bonus and long-term incentives. The Company’s compensation objective is to
(i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature, (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual cash bonuses, and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s performance and strategic goals.
The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Committee may consult broad-based, third-party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry.
The Company does not have a policy regarding hedging or pledging of Company stock and as such hedging transactions are generally permitted.
Base Salary
The Compensation Committee approves the salaries paid to the Company’s executive officers and, as part of its responsibilities, reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.
Cash Bonus
The Compensation Committee has the authority to award discretionary annual incentive cash bonuses to the Company’s executive officers. Annual incentive bonuses are intended to compensate officers for achieving financial, strategic and operational success. Bonuses are not tied to specific, objective targets such as achieving a particular profit level. The Compensation Committee considers a number of factors in determining bonuses. Factors considered include profitability, sales growth over the most recent two- or three-year period, the performance of the individual in the view of the Compensation Committee, comparisons to external broad-based compensation data provided by a third party for the purpose of obtaining a general understanding of compensation practices of companies of similar size and industry and available information with respect to the aerospace and defense industry. Bonuses are not capped. Bonuses are reviewed and approved by the Compensation Committee. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. In 2020 and 2021, cash bonuses were suspended as the Company recovered from the impact of the COVID-19 pandemic on the Company.
Long-Term Incentives
The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s 2017 Long Term Incentive Plan, as Amended and Restated in May 2021 (the “LTIP”) was established to provide certain of the Company’s employees, including its executive officers, with incentives to help align those employees’ interests with the long-term interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards is an important element of achieving its compensation goals. The Company’s broad-based Employee Stock Purchase Plan, its prior stock option plans, and the LTIP have provided the principal methods for its executive officers to acquire equity or equity-linked interests in the Company.

EXECUTIVE COMPENSATION
Astronics Corporation 2017 Long Term Incentive Plan
In May 2017, the 2017 Long Term Incentive Plan was approved by shareholders, providing for the grant of 1,757,040 shares of stock-based awards. This amount included 757,040 shares previously available for issuance under the 2005 Director Stock Option Plan and the 2011 Stock Option Plan, plus an additional 1,000,000 shares. In May 2021, the Amended and Restated 2017 Long Term Incentive Plan was approved by shareholders, providing for an increase in the number of shares of stock with respect to which awards may be issued under the plan from 1,757,040 to 3,144,774. The LTIP provides a flexible framework that permits the development and implementation of a variety of stock-based incentives which enables the Company to base awards on key performance metrics as well as to further align its long-term incentive compensation with peers and shareholder interests.
Options
The LTIP authorizes the Company to grant options to purchase shares of common stock to its employees. Prior to approval of the LTIP, the Company issued options to executive officers and key employees under its 2011 Stock Option Plan. No new issuances will be made under the 2011 Stock Option Plan. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. The Compensation Committee is the administrator of the LTIP. Stock option grants generally are made annually or at the commencement of employment. The Compensation Committee reviews and approves equity awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.
Stock options have historically been awarded in December of each year, but as the Compensation Committee did not meet in December 2020, no stock options were awarded in 2020 and were instead awarded in January 2021 in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 35 below. Separate awards were made in December 2021 in accordance with the usual practice in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 35 below. Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant and generally expire 10 years after the date of grant. The stock options awarded in January 2021 straight-line vest 20% per annum based upon continued employment. The stock options awarded in December 2021 straight-line vest 33-1/3% per annum based on continued employment. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.
Restricted Stock Units
In 2021, the Company issued performance-based restricted stock units (“RSUs”) to named executive officers and time-based restricted stock units to key employees. In February 2021, the Company issued performance-based restricted stock units to Messrs. Gundermann, Burney, Kramer, Peabody, Mulato and Kuehn in the amounts indicated in the section entitled “Grants of Plan-Based Awards” on page 35 below. The performance criteria for issuance of such awards is based on the Company’s average annual Adjusted EBITDA for the period of January 1, 2021 through December 31, 2023. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, legal settlements, impairments or unique investments in R&D projects.
The target number of RSUs will be earned if the Company’s mathematical average annual Adjusted EBITDA for the performance period is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period. The threshold number of RSUs will be earned if the average annual Adjusted EBITDA is less than 10% of the average annual revenue for the performance period. The maximum number of RSUs will be earned if the average annual Adjusted EBITDA is greater than or equal to 15% of the average annual revenue for the performance period. In addition, in February 2021, the Company issued time-based RSUs to named executive officers in lieu of salary increases. Those RSUs straight line vest 33-1/3% per annum based on continued employment. Each RSU will be settled in one share of Common Stock.
Stock Ownership
While the Company does not presently have stock ownership guidelines for executive officers, the Named Executive Officers as a class currently hold 2.0% of the Common Stock and 25.0% of the Class B Stock of the Company. The Company believes this aligns management’s interests with shareholder interests. See “Security Ownership of Certain Beneficial Owners and Management” on page 44 below. As described on page 23, the Company does require ownership by each member of the Board of Directors.

EXECUTIVE COMPENSATION
Employment Agreements
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann, Burney, Kramer and Peabody, as described on page 40 below. In addition, as described in the “Pension Benefits” section beginning on page 38 below, Mr. Gundermann is a participant in the SERP, while Messrs. Burney, Kramer and Peabody are each participants in the SERP II. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato. Neither Messrs. Kuehn nor Mulato are participants in the SERP or SERP II.
The Role of Shareholder Say-on-Pay Votes
The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on May 21, 2020, approximately 88% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach in 2021. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s 2017 Long Term Incentive Plan and oversees the administration of other compensation plans and programs.
The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
April 11, 2022	Tonit Calaway, Chairman Raymond W. Boushie Warren C. Johnson Robert S. Keane Neil Kim Mark Moran

EXECUTIVE COMPENSATION
Distinguishing “Awarded” Pay from “Reported” Pay
In reviewing executive compensation, it is important to distinguish the reported compensation provided to Named Executive Officers from the compensation that was actually awarded to Named Executive Officers. The Company has provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the Named Executive Officers’ pension benefits as required to be disclosed in the
Summary Compensation Table. This table is not a substitute for the Summary Compensation Table, which appears on the next page.
The table below shows the total compensation required to be reported in the Summary Compensation Table, but excluding any change in pension value.

Name and Principal Position	Year	Salary	Bonuses	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2021	$571,460	—	$217,230	$1,600,279(3)	$63,668(4)	$2,452,637
	2020	$571,460	—	$200,346	—	$59,410	$831,216
	2019	$560,300	$342,178	$65,970	$799,884	$76,930	$1,845,262

David C. Burney, Executive Vice President – Finance and Chief Financial Officer	2021	$355,550	—	$141,077	$300,238(3)	$40,445(5)	$837,310
	2020	$355,550	—	$130,446	—	$41,655	$527,651
	2019	$343,500	$237,272	$39,827	$150,008	$55,929	$826,536

James S. Kramer, Executive Vice President	2021	$292,932	—	$128,754	$300,238(3)	$30,889(6)	$752,813
	2020	$292,932	—	$120,109	—	$33,677	$446,718
	2019	$284,400	$269,596	$33,453	$150,008	$33,219	$770,676

Michael C. Kuehn, Executive Vice President	2021	$369,342	—	$181,419	$400,521(3)	$11,933(7)	$963,215
	2020	$369,342	—	$170,319	—	$14,250	$553,911
	2019	$362,100	$217,260	$88,765	$200,195	$14,000	$882,320

James F. Mulato, Executive Vice President	2021	$348,962	—	$180,604	$400,521(3)	$32,112(8)	$962,199
	2020	$348,962	—	$170,319	—	$131,605	$650,886
	2019	$338,800	$426,410	$83,039	$200,195	$43,882	$1,092,326

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2021	$480,970	—	$174,589	$300,238(3)	$16,035(9)	$971,832
	2020	$461,739	—	$130,446	—	$14,250	$606,435
	2019	$373,500	$322,544	$43,932	$150,008	$14,000	$903,984
(1)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs”) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2021.

(2)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
Stock options have historically been awarded in December of each year, but as the Compensation Committee did not meet in December 2020, no stock options were awarded in 2020 and were instead awarded in January 2021. Separate awards were made in December 2021 in accordance with the usual practice.

(4)
Represents personal use of company automobile, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of company plane of $18,046, gross up for income taxes related to benefits of $16,324 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $17,291.

(5)
Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $12,695.

(6)	Represents club fees and dues, gross up for income taxes related to benefits of $12,392 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $8,788.
(7)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $11,933.
(8)
Represents club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company of $9,664.

(9)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $15,539.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the years ended December 31, 2021, 2020 and 2019. Such amounts do not reflect actual cash received by the Named Executive Officers in 2021, 2020 or 2019.
Amounts reflected under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” are primarily the result of a decrease from the prior year in the discount rate applied to calculate the present value of such benefits. No payments were made and no changes were made under the SERP or SERP II.
Name and Principal Position	Year	Salary	Bonuses	Stock Awards(1)	Option Awards(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation	Total
Peter J. Gundermann, President and Chief Executive Officer	2021	$571,460	—	$217,230	$1,600,279(4)	$—	$63,668(5)	$2,452,637
	2020	$571,460	—	$200,346	—	$1,953,301	$59,410	$2,784,517
	2019	$560,300	$342,178	$65,970	$799,884	$1,916,098	$76,930	$3,761,360

David C. Burney, Executive Vice President – Finance and Chief Financial Officer	2021	$355,550	—	$141,077	$300,238(4)	$—	$40,445(6)	$837,310
	2020	$355,550	—	$130,446	—	$843,996	$41,655	$1,371,647
	2019	$343,500	$237,272	$39,827	$150,008	$952,705	$55,929	$1,779,241

James S. Kramer, Executive Vice President	2021	$292,932	—	$128,754	$300,238(4)	$—	$30,889(7)	$752,813
	2020	$292,932	—	$120,109	—	$648,629	$33,677	$1,095,347
	2019	$284,400	$269,596	$33,453	$150,008	$759,468	$33,219	$1,530,144

Michael C. Kuehn, Executive Vice President(8)	2021	$369,342	—	$181,419	$400,521(4)	—	$11,933(9)	$963,215
	2020	$369,342	—	$170,319	—	—	$14,250	$553,911
	2019	$362,100	$217,260	$88,765	$200,195	—	$14,000	$882,320

James F. Mulato, Executive Vice President(10)	2021	$348,962	—	$180,604	$400,521(4)	—	$32,112(11)	$962,199
	2020	$348,962	—	$170,319	—	—	$131,605	$650,886
	2019	$338,800	$426,410	$83,039	$200,195	—	$43,882	$1,092,326

Mark A. Peabody, Executive Vice President and President of Aerospace Segment	2021	$480,970	—	$174,589	$300,238(4)	$17,278	$16,035(12)	$989,110
	2020	$461,739	—	$130,446	—	$784,914	$14,250	$1,391,349
	2019	$373,500	$322,544	$43,932	$150,008	$895,920	$14,000	$1,799,904
(1)
The amounts reported in the “Stock Awards” column reflect the fair value of restricted stock units (“RSUs”) on the grant date of the award. The total fair value of the RSU award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2021.

(2)
The amounts reported in the “Option Awards” column reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 16 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
Represents the annual change in the actuarial present value of accumulated benefits under the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”), not actual payments made to the participant or to an account on his behalf. Changes in the actuarial present value of the plans are due to year over year changes to the actuarial assumptions and service costs and are not the result of modifications to the plans. The actuarial estimate is based on a number of assumptions such as interest rates, retirement age, life expectancy and future wages, and assumes each participant will vest in the benefit and that the plan will continue to exist and pay benefits in the future. The change in the actuarial present value decreased significantly for Messrs. Gundermann, Burney and Kramer from 2020 to 2021 for SERP and SERP II participants because of a change in the applied discount rate of 2.42% to 2.75%. As a result, the actuarial present value of accumulated benefits under the SERP to Mr. Gundermann decreased by $443,610, and the actuarial present value of accumulated benefits under SERP II to Messrs. Burney and Kramer decreased by $130,273 and $153,281 respectively, from 2020 to 2021.

(4)
Stock options have historically been awarded in December of each year, but as the Compensation Committee did not meet in December 2020, no stock options were awarded in 2020 and were instead awarded in January 2021. Separate awards were made in December 2021 in accordance with the usual practice.

(5)
Represents personal use of company automobile, contribution to a medical reimbursement plan, personal financial planning and tax return preparation expense, personal use of company plane of $18,046, gross up for income taxes related to benefits of $16,324 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $17,291.

(6)
Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $12,695.

(7)	Represents club fees and dues, gross up for income taxes related to benefits of $12,392 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $8,788.
(8)	Mr. Kuehn is not a participant in the SERP or SERP II.

EXECUTIVE COMPENSATION
(9)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $11,933.
(10)	Mr. Mulato is not a participant in the SERP or SERP II.
(11)
Represents club fees and dues, automobile allowance of $14,356, gross up for income taxes related to benefits and the contribution to the Company’s Profit Sharing/ 401K Plan made by the Company of $9,664.

(12)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company of $15,539.

EXECUTIVE COMPENSATION
CEO Pay Ratio
In accordance with the final rule issued under Section 953(b) of the Dodd-Frank Act, companies, including Astronics Corporation, are now required to disclose the ratio of the total annual compensation of their CEO to that of their median employee. The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of Astronics Corporation, except the CEO, (ii) the annual total compensation of the CEO, and (iii) the ratio of the amount of the CEO to the amount of the median employee’s annual total compensation of all employees of Astronics Corporation. Because the SEC rules do not mandate a particular approach to determining the median employee, Astronics Corporation has employed the following approach:
Astronics Corporation elected to identify its median employee as of December 31, 2020. The median employee was identified by calculating the total cash compensation granted in 2020 to all employees, excluding the CEO, employed as of December 31, 2020. The fixed compensation of employees hired during the year or acquired through acquisition was annualized. As there were no material changes in the employee population or employee compensation arrangements in 2021 that the Company reasonably believes would result in a significant change to its pay ratio disclosure, the Company has elected to use the same median employee for purposes of its pay ratio disclosure for 2021. The ratio disclosed below was calculated using the annual total compensation of Mr. Gundermann and of the median employee for 2021.
As calculated using the methodology required for the Summary Compensation Table, the total annual compensation of Mr. Gundermann was $2,452,637 and the total annual compensation of the median employee was $57,442. This yields a ratio of 42.70 to 1.

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2021 to the executives named in the summary compensation table.
All options and RSUs were granted pursuant to the Company’s LTIP.
Name	Grant Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock(3)	All Other Option Awards: Number of Securities Underlying Award(4)	Exercise or Base Price of Option Awards per share	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold (#)	Target (#)	Maximum (#)
Peter J. Gundermann
Options	January 22, 2021					98,900	$14.45	$800,101
	December 9, 2021					115,800	$11.13	$800,178
RSUs	February 26, 2021	9,207	12,275	14,117				$200,083
	February 26, 2021				1,052			$17,148
David C. Burney
Options	January 22, 2021					20,250	$14.45	$150,053
	December 9, 2021					24,500	$11.13	$150,185
RSUs	February 26, 2021	6,000	8,000	9,200				$130,400
	February 26, 2021				655			$10,677
James S. Kramer
Options	January 22, 2021					20,250	$14.45	$150,053
	December 9, 2021					24,500	$11.13	$150,185
RSUs	February 26, 2021	5,532	7,375	8,482				$120,213
	February 26, 2021				524			$8,541
Michael C. Kuehn
Options	January 22, 2021					27,000	$14.45	$200,070
	December 9, 2021					32,700	$11.13	$200,451
RSUs	February 26, 2021	7,838	10,450	12,018				$170,335
	February 26, 2021				680			$11,084
James F. Mulato
Options	January 22, 2021					27,000	$14.45	$200,070
	December 9, 2021					32,700	$11.13	$200,451
RSUs	February 26, 2021	7,838	10,450	12,018				$170,335
	February 26, 2021				630			$10,269
Mark A. Peabody
Options	January 22, 2021					20,250	$14.45	$150,053
	December 9, 2021					24,500	$11.13	$150,185
RSUs	February 26, 2021	7,369	9,825	11,299				$160,148
	February 26, 2021				886			$14,442
(1)	The grant date is the date the Compensation Committee of the Board of Directors meets to approve the awards.
(2)
Represents the potential payout range related to Restricted Stock Units awarded to NEOs, subject to achievement of performance targets. The RSUs are earned based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2021 and ending December 31, 2023. Adjusted EBITDA is defined as the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Compensation Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including, but not limited to insurance proceeds, legal settlements, impairments or unique investments in R&D projects. The target number of RSUs will be issued if the average annual Adjusted EBITDA for the performance period is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the performance period.

(3)	The amounts shown represent the number of time-based RSUs granted to NEOs in lieu of raises during the year ended December 31, 2021 which vest in equal increments over three years.
(4)
Represents the number of shares of Common Stock underlying options awarded to the named executives on the grant date. The options awarded on January 22, 2021 vest at the rate of 20% per year commencing on January 22, 2022 and expire 10 years after the date of grant. The options awarded on December 9, 2021 vest at the rate of 33-1/3% per year commencing on December 9, 2022 and expire 10 years after the date of grant.

(5)
Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 16 of the audited financial statements in Form 10-K for the year ended December 31, 2021.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2021:
	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Peter J. Gundermann, President and Chief Executive Officer	18,700	—	$9.20	November 29, 2022			1,832(2)	$21,984
	22,254	—	$9.20	November 29, 2022			10,175(3)	$122,100
	8,300	—	$28.45	December 11, 2023			12,275(4)	$147,300
	6,848	—	$28.45	December 11, 2023			1,052(5)	$12,624
	10,100	—	$30.83	December 11, 2024
	5,261	—	$30.83	December 11, 2024
	13,700	—	$27.72	December 3, 2025
	4,418	—	$27.72	December 3, 2025
	14,460	—	$31.76	December 14, 2026
	2,169	—	$31.76	December 14, 2026
	21,040	5,260	$35.61	December 12, 2027
	3,156	789	$35.61	December 12, 2027
	20,874	13,916	$31.57	December 13, 2028
	24,480	36,720	$30.04	December 9, 2029
	—	98,900	$14.45	January 22, 2031
	—	115,800	$11.13	December 9, 2031
David C. Burney, Executive Vice President— Finance and Chief Financial Officer	6,400	—	$9.20	November 29, 2022			1,106 (2)	$13,272
	7,616	—	$9.20	November 29, 2022			6,625 (3)	$79,500
	2,600	—	$28.45	December 11, 2023			8,000 (4)	$96,000
	2,145	—	$28.45	December 11, 2023			655(5)	$7,860
	3,150	—	$30.83	December 11, 2024
	1,641	—	$30.83	December 11, 2024
	4,100	—	$27.72	December 3, 2025
	1,322	—	$27.72	December 3, 2025
	4,370	—	$31.76	December 14, 2026
	656	—	$31.76	December 14, 2026
	5,080	1,270	$35.61	December 12, 2027
	762	191	$35.61	December 12, 2027
	5,046	3,364	$31.57	December 13, 2028
	5,440	8,160	$30.04	December 9, 2029
	—	20,250	$14.45	January 22, 2031
	—	24,500	$11.13	December 9, 2031
James S. Kramer, Executive Vice President	5,700	—	$9.20	November 29, 2022			929(2)	$11,148
	6,784	—	$9.20	November 29, 2022			6,100(3)	$73,200
	2,330	—	$28.45	December 11, 2023			7,375(4)	$88,500
	1,923	—	$28.45	December 11, 2023			524(5)	$6,288
	2,720	—	$30.83	December 11, 2024
	1,417	—	$30.83	December 11, 2024
	3,500	—	$27.72	December 3, 2025
	1,129	—	$27.72	December 3, 2025
	3,670	—	$31.76	December 14, 2026
	551	—	$31.76	December 14, 2026
	4,272	1,068	$35.61	December 12, 2027
	641	160	$35.61	December 12, 2027
	4,236	2,824	$31.57	December 13, 2028
	5,440	8,160	$30.04	December 9, 2029
	—	20,250	$14.45	January 22, 2031
	—	24,500	$11.13	December 9, 2031

EXECUTIVE COMPENSATION
	Options(1)				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael C. Kuehn, Executive Vice President	6,440	1,610	$35.61	December 12, 2027			2,465(2)	$29,580
	966	242	$35.61	December 12, 2027			8,650(3)	$103,800
	7,416	4,944	$31.57	December 13, 2028			10,450(4)	$125,400
	7,260	10,890	$30.04	December 9, 2029			680(5)	$8,160
	—	27,000	$14.45	January 22, 2031
	—	32,700	$11.13	December 9, 2031
James F Mulato, Executive Vice President	2,400	—	$34.75	March 31, 2024			2,306(2)	$27,672
	1,980	—	$34.75	March 31, 2024			8,650(3)	$103,800
	3,300	—	$30.83	December 11, 2024			10,450(4)	$125,400
	1,719	—	$30.83	December 11, 2024			630(5)	$7,560
	4,300	—	$27.72	December 3, 2025
	1,387	—	$27.72	December 3, 2025
	6,560	—	$31.76	December 14, 2026
	984	—	$31.76	December 14, 2026
	6,360	1,590	$35.61	December 12, 2027
	954	239	$35.61	December 12, 2027
	6,942	4,628	$31.57	December 13, 2028
	7,260	10,890	$30.04	December 9, 2029
	—	27,000	$14.45	January 22, 2031
	—	32,700	$11.13	December 9, 2031
Mark A. Peabody, Executive Vice President	7,400	—	$9.20	November 29, 2022			1,220(2)	$14,640
	8,807	—	$9.20	November 29, 2022			6,625(3)	$79,500
	2,990	—	$28.45	December 11, 2023			9,825(4)	$117,900
	2,467	—	$28.45	December 11, 2023			886(5)	$10,632
	3,470	—	$30.83	December 11, 2024
	1,807	—	$30.83	December 11, 2024
	4,500	—	$27.72	December 3, 2025
	1,451	—	$27.72	December 3, 2025
	4,820	—	$31.76	December 14, 2026
	723	—	$31.76	December 14, 2026
	5,608	1,402	$35.61	December 12, 2027
	842	210	$35.61	December 12, 2027
	5,568	3,712	$31.57	December 13, 2028
	5,440	8,160	$30.04	December 9, 2029
	—	20,250	$14.45	January 22, 2031
	—	24,500	$11.13	December 9, 2031
(1)
Except for the options expiring December 9, 2031, all other options vest in equal increments over five years and expire ten years from the date of grant. The options expiring December 9, 2031 vest in equal increments over three years and expire ten years from the date of grant.

(2)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be adjusted based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2019 and ending December 31, 2021. All RSUs cliff vest on December 31, 2021.

(3)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be adjusted based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2020 and ending December 31, 2022. All RSUs cliff vest on December 31, 2022.

(4)
Reflects RSUs to be earned at the target award level under the award agreements. The award earned will be adjusted based upon the Company’s mathematical average annual Adjusted EBITDA for the period beginning January 1, 2021 and ending December 31, 2023. All RSUs cliff vest on December 31, 2023.

(5)	Reflects RSUs to awarded in lieu of raises for 2021, which vest in equal increments over a three-year period.

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2021:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Peter J. Gundermann, President and Chief Executive Officer	16,249	—	2,075	$38,699
David C. Burney, Executive Vice President – Finance and Chief Financial Officer	—	—	1,259	$23,480
James S. Kramer, Executive Vice President	—	—	1,058	$19,732
Michael C. Kuehn, Executive Vice President	—	—	—	—
James F. Mulato, Executive Vice President.	—	—	2,501	$46,644
Mark A. Peabody, Executive Vice President	—	—	1,385	$25,830
(1)	The exercise price of Mr. Gundermann’s option was higher than the fair market value on the date of exercise. As such, Mr. Gundermann’s value realized on exercise was ($50,859).
Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Peter J. Gundermann, President and Chief Executive Officer	Astronics Corporation Supplemental Retirement Plan (SERP)	34	$11,214,515	—
	SERP-Retiree Medical, Dental and Long-Term Care	34	$ 494,159	—
David C. Burney, Executive Vice President – Finance and Chief Financial Officer	Astronics Corporation Supplemental Retirement Plan II (SERP II)	25	$5,123,923	—

James S. Kramer, Executive Vice President	Astronics Corporation Supplemental Retirement Plan II (SERP II)	33	$4,014,789	—

Michael C. Kuehn, Executive Vice President	—	—	—	—

James F. Mulato, Executive Vice President	—	—	—	—

Mark A. Peabody, Executive Vice President	Astronics Corporation Supplemental Retirement Plan II (SERP II)	16	$5,388,162	—
The Company has two non-qualified supplemental retirement defined benefit plans for certain executives - the Supplemental Retirement Plan (“SERP”) and Supplemental Retirement Plan II (“SERP II”).
The SERP targets a retirement benefit based on 65% of the average of the highest consecutive three-year cash compensation, less a participant’s primary Social Security benefit at age 65 and the actuarially determined value of certain contributions made by Astronics to its tax-qualified defined contribution plan on behalf of the participant. The plan is unfunded and has no assets. Except as described below under “Other Potential Post-Employment Benefits”, SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2021, Peter J. Gundermann was the only non-retired participant in the SERP.

EXECUTIVE COMPENSATION
SERP II was adopted in March 2012. The SERP II targets a retirement benefit based on 50% of the average of the highest consecutive three-year cash compensation. SERP II is unfunded and has no assets. Except as described below under “Other Potential Post-Employment Benefits”, the SERP II benefits are generally payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. As of December 31, 2021, David C. Burney, James S. Kramer and Mark A. Peabody were the only participants in the SERP II.
The assumptions used to calculate the benefit obligation for the SERP and SERP II are: discount rate 2.75%, future average compensation increases of 3% for 2022 and 2.00% thereafter. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.
The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: discount rate 2.75%, future average healthcare benefit increases to 6.10% for 2022 and then gradually decreasing to 4.65% in 2070. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service or until age 60 or later with a combined total of age and years of service equal to 90.
For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP and SERP II. The amounts presented with respect to the SERP are subject to reduction for Social Security benefits and for-profit sharing benefits earned under the Company’s Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP) TABLE
	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
500,000	250,000	275,000	300,000	325,000	325,000
700,000	350,000	385,000	420,000	455,000	455,000
900,000	450,000	495,000	540,000	585,000	585,000
1,100,000	550,000	605,000	660,000	715,000	715,000
1,300,000	650,000	715,000	780,000	845,000	845,000
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP II) TABLE
	Years of Service
Three Year Average Cash Compensation	10	15	20	25	30
300,000	105,000	120,000	135,000	150,000	150,000
400,000	140,000	160,000	180,000	200,000	200,000
450,000	157,500	180,000	202,500	225,000	225,000
500,000	175,000	200,000	225,000	250,000	250,000
600,000	210,000	240,000	270,000	300,000	300,000
700,000	245,000	280,000	315,000	350,000	350,000
800,000	280,000	320,000	360,000	400,000	400,000
Non-Qualified Deferred Compensation
The Company does not have any non–qualified defined contribution or other plan that provides for the deferral of compensation.

EXECUTIVE COMPENSATION
Other Potential Post-Employment Payments
The Company has entered into an Employment Termination Benefits Agreement with each of Messrs. Gundermann, Burney, Kramer and Peabody. In addition, as described in the “Pension Benefits” section beginning on page 38 above, Mr. Gundermann is a participant in the SERP while Messrs.
Burney, Kramer, and Peabody are each participants in SERP II. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato. Neither Messrs. Kuehn nor Mulato is a participant in either the SERP or SERP II.
Employment Termination Benefits Agreements
In the event Mr. Gundermann’s employment is terminated within two years following a “Change of Control”, he would be entitled to (i) salary continuation for two years in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for two years of health, life and disability insurance coverage, (iii) continued use for two years of automobile or reimbursement of automobile expenses, (iv) continued club membership dues for two years, and (v) vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that Mr. Gundermann may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreement with Mr. Gundermann does not entitle him to any additional benefits upon a termination of employment in any other circumstances.
For purposes of the Employment Termination Benefits Agreements, a “Change of Control” generally means the transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock and Class B Stock of the Company possessing 25% or more of the total combined voting power of all the Company’s Common Stock and Class B Stock.
In the event Messrs. Burney, Kramer or Peabody’s employment terminates within two years following a Change of Control, each executive would be entitled to (i) salary continuation for one year in an annual amount equal to his current annual base salary or, if greater, his average total cash compensation for the two calendar years preceding the termination date, (ii) continuation for one year of health life and disability insurance coverage, (iii) continued use for one year of automobile or reimbursement of automobile expenses, (iv) continued club membership dues for one year, and (v) vesting of any outstanding stock options, which are exercisable for one year or, if shorter, until the expiration date, provided that each executive may elect to receive the option bargain element in cash. Other than benefits that are generally available to the Company’s salaried employees, the Employment Termination Benefits Agreements do not entitle the executives to any additional benefits upon a termination of employment in any other circumstances. The Company has not entered into an Employment Termination Benefits Agreement with Mr. Kuehn or Mr. Mulato.
In the case of an executive’s termination within two years following a Change of Control, each of the Employment Termination Benefits Agreements condition benefits on an executive refraining from competing with the Company during the period benefits are payable to him. If an executive violates the noncompetition covenant, benefits are suspended during the period the executive is in violation of the noncompetition covenant.
In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments and the amount thereof, has been determined by the Company on a case-by-case basis.
SERP & SERP II
Mr. Gundermann is a participant in the SERP. Under the terms of the SERP, eligible participants with at least 10 years of continuous service with the Company become 100% vested in and eligible for benefits in the event of an Involuntary Termination (as described below) or a termination upon a Change of Control (as described below). A participant who terminates employment on account of death or Disability (as defined in the Company’s tax-qualified defined contribution plan) will also become 100% vested in and eligible for benefits under the SERP. Upon a separation of service due to Involuntary Termination, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit based upon his or her highest consecutive three-year average cash compensation paid prior to termination of employment. Upon a separation from service due to a termination upon a Change of Control, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit determined based on the participant’s years of service as of the termination date and using the greater of (A) the highest consecutive three-year average cash compensation paid prior to the Change of Control, or (B) the average of the highest consecutive three-year average cash compensation paid prior to termination of employment. In all cases, the supplemental benefit is subject to adjustment if the payment of the supplemental benefit commences prior to the participant attaining age 65.

EXECUTIVE COMPENSATION
During the period a participant or his spouse is receiving SERP benefits, the participant and his spouse are entitled to continuing medical, dental and long-term care coverage under the corresponding plan made available to the Company’s current officers (or an equivalent arrangement).
Under the terms of the SERP, benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when SERP benefits are paid as a monthly life annuity or, if a participant is married, as a joint and 100% survivor annuity. Accordingly, if Mr. Gundermann’s employment had terminated on December 31, 2021, any vested SERP benefits would not commence until Mr. Gundermann’s attainment of age 60. If Mr. Gundermann’s employment were to terminate on account of his death, his surviving spouse, if any, would be entitled to a monthly survivor annuity for the remainder of the spouse’s lifetime in the same monthly amount that would have been paid to Mr. Gundermann. The actuarially estimated present value of continued medical, dental, and long-term care coverage is $494,159.
Messrs. Burney, Kramer and Peabody are participants in SERP II. The SERP II benefits generally are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has at least 10 years of continuous service with the Company and (i) has attained age 65, or (ii) has attained age 60 or later with a combined total of age and years of service equal to 90. However, if a participant’s employment terminates on account of his or her death or Disability (as defined in the Company’s qualified 401(k) retirement plan), the participant becomes 100% vested in his or her SERP II benefit. In the event of a 409A Change in Control Event, a participant with at least ten years of continuous service becomes 100% vested in his or her SERP II benefit. Furthermore, in the event of a participant’s Involuntary Termination or a Termination on a Change of Control, a participant with at least 10 years of continuous service will become 100% vested in his or her SERP II benefit.
In general, SERP II benefits do not commence until the later of the participant’s termination of employment or the date the participant attains (or would have attained) age 60, when a participant’s SERP II benefit is paid to him or his surviving spouse as a monthly life annuity. However, SERP II provides that upon the occurrence of a 409A Change in Control Event (as described below) a participant with at least 10 years of consecutive service with the Company will be entitled to a lump sum payment of the present value of his or her supplemental benefit determined as of the date of the 409A Change in Control Event. For a participant who has not yet commenced payment of his or her supplemental benefit, the supplemental benefit will be determined based on the participant’s years of service as of the 409A Change in Control Event and using the average of the highest consecutive three-year cash compensation paid prior to the 409A Change in Control Event, instead of the average for the pay paid prior to retirement. A participant who has already commenced receiving payment of the supplemental benefit at the time of the 409A Change in Control Event will be entitled to a lump sum payment of the present value of the remaining supplemental benefit determined as of the 409A Change in Control Event.
Except in the case of a Termination on a Change of Control, both SERP and SERP II benefits are contingent on a participant not competing with the Company for the longer of three years after retirement or attainment of age 65. If a participant violates the noncompetition covenant, benefits are suspended during the period the participant is in violation of noncompetition covenant.
For purposes of the SERP and SERP II, (i) a “Change of Control” means the transfer, in one or more transactions extending over a period of not more than 24 months, of common stock of the Company possessing 25% or more of the total voting power of all shares of common stock, where a transfer shall be deemed to occur if shares of common stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such common stock and (ii) an “Involuntary Termination” means a termination of a participant’s employment relationship with the Company, other than for death, disability, retirement, or cause, (A) by or at the instigation of the Company, or (B) by or at the instigation of the participant where the participant’s compensation has been diminished or reduced to a greater extent than any diminution or reduction of the Company’s officers generally.
For purposes of SERP II, a “409A Change in Control Event” means the occurrence of one of the following events constituting a “change in control event” within the meaning of Code Section 409A:
(i)
Any one person, or more than one person acting as a group (“Group”), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than 80% of the total fair market value or total voting power of the Company’s stock. If any one person or Group is considered to own more than 80% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or Group does not cause a change in ownership; or

(ii)
A majority of the members of the Company’s Board of Directors is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Directors before the date of the appointment or election.

EXECUTIVE COMPENSATION
The following table shows potential payments to Messrs. Gundermann, Burney, Kramer and Peabody under the Employment Termination Benefits Agreements, SERP and SERP II upon death, disability, involuntary termination, involuntary termination following a Change of Control, occurrence of a 409A Change in Control Event, and termination following a 409A Change in Control Event. The amounts shown assume that the termination was effective December 31, 2021, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of a participant’s termination.
Name	Type of Payment	Death	Disability	Involuntary Termination	Termination on Change of Control	409A Change in Control Event	Termination on 409A Change in Control Event
Peter J. Gundermann	Salary Continuation(1)	—	—	—	$1,142,920	—	$1,142,920
	Insurance Coverage(2)	—	—	—	$47,000	—	$47,000
	Club Membership(3)	—	—	—	—	—	$—
	Automobile(3)	—	—	—	$42,000	—	$42,000
	Vesting of Equity Awards(4)	—	—	—	$100,746	—	$—
	SERP Benefit(5)	$8,758,000	$13,981,000	$8,829,000	$9,783,000	—	$—
	Total	$8,758,000	$13,981,000	$8,829,000	$11,115,666	—	$1,231,920
David C. Burney	Salary Continuation(1)	—	—	—	$355,550	—	$355,550
	Insurance Coverage(2)	—	—	—	$23,000	—	$23,000
	Club Membership(3)	—	—	—	$9,522	—	$9,522
	Automobile(3)	—	—	—	$6,500	—	$6,500
	Vesting of Equity Awards(4)	—	—	—	$21,315	—	$—
	SERP II Benefit(5)	$4,017,000	$6,492,000	$4,090,000	$4,545,000	$6,217,000	$6,217,000
	Total	$4,017,000	$6,492,000	$4,090,000	$4,960,887	$6,217,000	$6,611,572
James S. Kramer	Salary Continuation(1)	—	—	—	$292,932	—	$292,932
	Insurance Coverage(2)	—	—	—	$22,000	—	$22,000
	Club Membership(3)	—	—	—	$9,709	—	$9,709
	Vesting of Equity Awards(4)	—	—	—	$21,315	—	$—
	SERP II Benefit(5)	$3,004,000	$4,981,000	$2,998,000	$3,486,000	$5,225,000	$5,225,000
	Total	$3,004,000	$4,981,000	$2,998,000	$3,831,956	$5,225,000	$5,549,641
Mark A. Peabody
	Salary Continuation(1)	—	—	—	$480,970	—	$480,970
	Insurance Coverage(2)	—	—	—	$27,000	—	$27,000
	Vesting of Equity Awards(4)	—	—	—	$21,315	—	$—
	SERP II Benefit(5)	$5,263,000	$6,414,000	$5,387,000	$5,657,000	$6,123,000	$6,123,000
	Total	$5,263,000	$6,414,000	$5,387,000	$6,186,285	$6,123,000	$6,630,970
(1)	Salary continuation under a termination on a change of control would be two years for Mr. Gundermann and one year for each of Messrs. Burney, Kramer, Kuehn, Mulato and Peabody.
(2)	For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal year 2021 are reflected.
(3)	For purposes of determining other perquisites, the amount paid in 2021 for club dues and auto expenses are reflected.
(4)
This is the value of outstanding, unvested stock options at December 31, 2021. The value was determined using December 31, 2021 Common Stock market price. The value of unvested stock options was calculated by multiplying the market price by shares which can be acquired assuming all such options were exercised less the exercise price of the option.

(5)
Pursuant to the terms of SERP and SERP II, participants become vested in and eligible for benefits in the event of a participant’s death or termination of employment due to Disability, and those participants with at least 10 years of service will become vested in and eligible for benefits in the event of an involuntary termination without cause and a termination on Change of Control. Participants in SERP II become vested in and eligible for benefits in the event of a 409A Change in Control Event. The SERP does not provide for vesting upon a 409A Change in Control Event. All amounts represent the actuarially estimated present value of future benefits, SERP II benefits upon a 409A Change in Control Event are payable in a lump sum. All other SERP and SERP II benefits are payable in equal monthly installments over the life of the executive or the life of the surviving spouse.

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2021.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,954,466(2)	$20.03	2,777,343

Equity compensation plans not approved by security holders	—	—	—
Total	1,954,466	$20.03	2,777,343
(1)
The weighted average exercise price is calculated based solely on the exercise price of outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)	This number includes 416,352 shares subject to outstanding RSU awards, with the number of outstanding performance-based RSUs calculated at 100% of the target number of shares subject to each award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of April 1, 2022 (an asterisk indicates less than 1% beneficial ownership of the class):
	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage
Raymond W. Boushie(2)	45,425	*	18,045	*
Robert T. Brady(3)	76,100	*	184,349	2.9%
David C. Burney(4)	84,408	*	205,975	3.2%
Tonit Calaway(5)	15,730	*	—	—
Jeffry D. Frisby(6)	26,672	*	1,200	*
Peter J. Gundermann(7)	177,451	*	765,345	12.0%
Warren C. Johnson(6)	22,572	*	1,200	*
Robert S. Keane(8)	101,276	*	655,085	10.3%
Neil Kim(6)	22,572	*	1,200	*
James S. Kramer(9)	90,801	*	415,543	6.5%
Michael C. Kuehn(10)	29,570	*	966	*
Mark Moran	14,572	*	—	—
James F. Mulato(11)	54,336	*	8,251	*
Mark A. Peabody(12)	74,806	*	214,591	3.4%
BlackRock, Inc.(13) 55 East 52nd Street New York, NY 10055	2,070,498	8.3%	—	—
Patricia Dowden(14) 4 Goddu Ave. Winchester, MA 01890	—	—	450,481	6.4%
Next Century Growth Investors, LLC(15) 500 Wayzata Blvd., Suite 1275 Minneapolis, MN 55416	1,990,047	7.93%	—	—
Royce & Associates, LP(16) 745 Fifth Avenue New York, NY 10151	1,537,421	6.13%	—	—
325 Capital Master Fund LP(17) 200 Park Avenue, 17th Floor New York, NY 10016	1,346,394	5.35%	—	—
Paradice Investment Management LLC(18) 250 Fillmore St., Suite 425 Denver, CO 80206	1,258,076	5.0%	—	—
All directors and executive officers as a group (14 persons)(19)	836,291	3.3%	2,471,751	38.8%
(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.
(2)	Includes 20,000 shares of Common Stock and 9,273 shares of Class B Stock subject to options exercisable within 60 days.
(3)
Includes 20,000 shares of Common Stock and 9,273 shares of Class B Stock subject to options exercisable within 60 days. Includes 120,000 shares of Class B Common Stock pledged as security on a secured line of credit at M&T Bank. There are no amounts currently drawn on the line of credit.

(4)	Includes 40,236 shares of Common Stock and 14,142 shares of Class B Stock subject to options exercisable within 60 days.
(5)	Ms. Calaway’s term as director will expire on the date of the Annual Meeting. Includes 3,380 shares of Common Stock subject to RSUs which vest within 60 days.
(6)	Includes 8,000 shares of Common Stock and 1,200 shares of Class B stock subject to options exercisable within 60 days.
(7)	Includes 132,734 shares of Common Stock and 21,852 shares of Class B Stock subject to options exercisable within 60 days.
(8)
Mr. Robert Keane does not have any options to purchase shares of Common Stock or Class B Stock in his name individually. Includes 44,726 shares of Common Stock and 448,199 shares of Class B Stock held by Boston & Saranac LLC, which is 100% owned by a trust whose beneficiaries are Mr. Robert Keane and his spouse. Includes 44,200 shares of Common Stock and 206,886 shares of Class B Stock held by the EAK & KRK Trust U/A/D 10-15-97 FBO Elizabeth A. Keane. Mr. Robert Keane’s proportionate interest in the trust is below 25%.

(9)	Includes 35,918 shares of Common Stock and 12,443 shares of Class B Stock subject to options exercisable within 60 days.
(10)	Includes 26,516 shares of Common Stock and 966 shares of Class B Stock subject to options exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(11)
Includes 42,522 shares of Common Stock and 7,024 shares of Class B Stock subject to options exercisable within 60 days, and 100 shares of Common Stock and 32 shares of Class B Stock owned by Mr. Mulato’s spouse.

(12)	Includes 43,846 shares of Common Stock and 16,097 shares of Class B Stock subject to options exercisable within 60 days.
(13)
BlackRock, Inc. reports having sole voting power for 1,948,275 shares of Common Stock, no shared voting power and sole dispositive power for 2,070,498 shares of Common Stock. The beneficial ownership information is based solely upon Schedule 13G/A filed with the SEC on February 1, 2022.

(14)
Patricia Dowden is the sister of Mr. Robert Keane. Ms. Dowden reports having sole voting power and sole dispositive power for 450,481 shares of Class B Common Stock and no shared voting power. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC on August 25, 2020. Includes 448,200 shares of Class B Stock held by Delphinium LLC, a Delaware limited liability company, of which Ms. Dowden serves as the managing member, and 2,281 shares of Class B Stock held in trust for the benefit of Ms. Dowden.

(15)
Next Century Growth Investors, LLC reports having sole voting power for 1,990,047 shares of Common Stock, no shared voting power and sole dispositive power for 1,990,047 shares of Common Stock. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC on February 11, 2022.

(16)
Royce & Associates, LP reports having sole voting power for 1,537,421 shares of Common Stock, no shared voting power and sole dispositive power for 1,537,421 shares of Common Stock. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC on January 31, 2022.

(17)
325 Capital Master Fund LP reports that 325 Capital Master Fund LP and 325 Capital GP LLC each has no sole voting power, shared voting power for 264,997 shares of Common Stock, no sole dispositive power, and shared dispositive power for 264,997 shares of Common Stock. 325 Capital LLC and its managing members Michael Braner, Daniel Friedburg and Anil Shrivastava have no sole voting power, shared voting power for 1,346,394 shares of Common Stock, no sole dispositive power and shared dispositive power for 1,346,394 shares of Common Stock. The beneficial ownership is based solely upon Schedule 13D filed with the SEC on March 21, 2022.

(18)
Paradice Investment Management LLC and Paradice Investment Management PTY Ltd. report having no sole voting power, shared voting power for 771,775 shares of Common Stock and shared dispositive power for 1,258,076 shares of Common Stock. The beneficial ownership information is based solely upon Schedule 13G/A filed with the SEC on February 10, 2022.

(19)	Includes 389,152 shares of Common Stock and 94,671 shares of Class B Stock subject to options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE
The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval.
PROPOSALS OF SHAREHOLDERS FOR 2023 ANNUAL MEETING
To be considered for inclusion in the proxy materials for the 2023 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 12, 2022.
If a shareholder wishes to present a proposal at the Company’s 2023 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. For purposes of the Company’s 2023 Annual Meeting of Shareholders, such notice must be received not later than March 24, 2023 and not earlier than February 22, 2023. The Company’s by-laws set out specific requirements that such written notices must satisfy.

OTHER BUSINESS
The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.
The Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on Monday, May 23, 2022 has been mailed to shareholders. Copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, are available at http://materials.proxyvote.com/046433 or by telephone at 1-800-579-1639.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON APRIL 4, 2022, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052. THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED IN THE INVESTOR RELATIONS SECTION OF THE COMPANY’S WEBSITE: www.astronics.com.
By Order of the Board of Directors

Julie M. Davis, Secretary
East Aurora, New York
Dated: April 11, 2022

ASTRONICS CORPORATION
130 COMMERCE WAY
EAST AURORA, NY 14052
ATTN: DAVID BURNEY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/22/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/22/2022. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Raymond W. Boushie 02) Robert T. Brady 03) Jeffry D. Frisby 04) Peter J. Gundermann 05) Warren C. Johnson
06) Robert S. Keane 07) Neil Y. Kim 08) Mark Moran

The Board of Directors recommends you vote FOR proposal 2.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000554439_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

ASTRONICS CORPORATION
Annual Meeting of Shareholders
May 23, 2022 at 10:00 AM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter J. Gundermann and Julie M. Davis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Class B) stock of ASTRONICS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 23, 2022 at Astronics Luminescent Systems, Inc., 4 Lucent Drive, Lebanon, New Hampshire 03766 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000554439_2 R1.0.0.24

Continued and to be signed on reverse side